Exhibit 99.1

Osiris Therapeutics Announces Third Quarter 2015 Financial Results

COLUMBIA, Md. — November 6, 2015 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), the leading cellular regenerative medicine company focused on developing and marketing products to treat conditions in wound care, orthopaedics and sports medicine, announced today its financial results for the third quarter of 2015.

Highlights and Recent Developments

•                  Reported product revenue for the quarter of $24.3 million.

•                  Obtained coverage of Grafix® for 128 million lives, an increase of 5 million lives compared to the previous quarter.

•                  Initiated a Phase III clinical study for OTI-15-01 for the treatment of Diabetic Foot Ulcers.  The next phase of the Biological License program for OTI-15-01 is to pursue a clinical indication for Venous Leg Ulcers.

•                  Launched two new products: TruSkin™ and Stravix™.  These products will provide solutions to wound specialists and surgeons for the treatment of larger wounds and surgical reconstruction procedures.

•                  Continued to invest in our market access, finance and manufacturing departments.  Osiris has also completed the transition from external vendor hotline services support to an Osiris Therapeutics Reimbursement Hotline and Insurance Verification Department supporting all company product lines and added additional resources to the finance and manufacturing teams.  The management team was strengthened with the appointment of Greg Law as Chief Financial Officer and Dwayne Montgomery as Chief Business Officer.

•                  Completed the quarter with loss from continuing operations of $842,000 and with $102.4 million in total assets.

“Innovation remains a core asset to our company and the recent launch of TruSkin and Stravix demonstrates our commitment to discover cellular regenerative solutions for patients in need.  We continue to strengthen our leadership position by adding innovative products to the portfolio and increasing regulatory barriers to entry,” said Lode Debrabandere, Ph.D., President and Chief Executive Officer.

Third Quarter Financial Results

Product revenues during the third quarter of 2015 were $24.3 million, compared to $17.2 million during the third quarter of 2014, an increase of 41%.  Gross margin during the third quarter remained the same as the third quarter of 2014 at 78%.  Gross profit was $18.8 million during the third quarter of 2015 and $13.4 million during the same period of 2014.  Net loss from continuing operations was $842,000.  Other expense was $1.1 million, which mostly represented an unrealized loss on the stock of Mesoblast Ltd., held by the company at September 30, 2015.  The company recognized an income tax benefit of $376,000.  As of September 30, 2015, Osiris had $102.4 million of total assets.

Research and development expenses for the third quarter of 2015 were $2.3 million, increased from the $1.2 million incurred in the third quarter of 2014.  As a result of our increased commercial activity, our selling, general and administrative expenses were $16.7 million for the third quarter of 2015, compared to $11.0 million for the same period of the prior year.

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Conference Call

A webcast and conference call to discuss the financial results is scheduled for today, November 6, at 9:00 a.m. ET.  To access the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.  Alternatively, callers may participate in the conference call by dialing (877) 303-6133 (U.S. participants) or (970) 315-0493 (international participants).

An archive of the webcast will be available approximately two hours after the completion of the call.  To access the archived webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a leader in researching, developing and marketing cellular regenerative medicine products that improve the health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, Osiris works to further advance the medical field.  Osiris’ research and development in biotechnology focuses on innovation in regenerative medicine — including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4 ®, a viable bone matrix, Cartiform®, a viable osteochondral allograft, Grafix, a cryopreserved placental membrane, TruSkin, a viable human skin allograft and Stravix, a durable placental allograft.

Osiris, Grafix and Cartiform are registered trademarks of Osiris Therapeutics, Inc.; TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc.  BIO4 is a registered trademark of Stryker Corporation (NYSE: SYK).  More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our product and product candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed Biosurgery products (including Grafix, BIO4, Cartiform, TruSkin and Stravix) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, future products, to meet demand; our ability to commercialize and distribute our current and any future marketed products, including our ability and the ability of end users to obtain reimbursement from Medicare and other third party payors; our relationships with collaborating partners; our ability to maintain and benefit from our collaborative arrangements; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the prior sale of our ceMSC assets to Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transaction through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  In addition to all of the risks otherwise applicable to us and our business, there are numerous risks and uncertainties related to our collaborative relationships. For example, in the case of our Exclusive Service Agreement with Stryker for the commercialization of BIO4 these risks include, among others, typical business transactional risks, Stryker’s early termination rights, the ability of Stryker to successfully market and promote BIO4, the ability of Osiris to successfully fulfill its supply obligations, and the risk of dependence on others to generate sales of allograft services for BIO4.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Amanda Badillo

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Condensed Balance Sheets

(amounts in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$8,909	$2,208
Investments available for sale	31,342	37,305
Trading securities	3,090	10,591
Trade accounts receivable, net of reserves	39,557	23,235
Other receivables	562	9,951
Inventory	15,444	11,159
Prepaids and other current assets	1,167	650
Total current assets	100,071	95,099

Property and equipment, net	2,180	2,087
Other assets	95	95

Total assets	$102,346	$97,281

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$9,828	$8,854
Capital lease obligations, current portion	45	45
Dividends payable	6,890	—
Deferred commissions payable, current portion	1,667	1,667
Total current liabilities	18,430	10,566

Other long-term liabilities	2,995	3,589
Total liabilities	21,425	14,155

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 34,453 shares outstanding - 2015, 34,346 shares outstanding - 2014	35	35
Additional paid-in-capital	283,964	287,525
Accumulated other comprehensive loss	(94)	(54)
Accumulated deficit	(202,984)	(204,380)
Total stockholders’ equity	80,921	83,126

Total liabilities and stockholders’ equity	$102,346	$97,281

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Comprehensive Income (Loss)

Unaudited

(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Product revenues	$24,286	$17,204	$68,977	$40,548
Cost of product revenues	5,445	3,785	15,196	8,921
Gross profit	18,841	13,419	53,781	31,627

Operating expenses:
Research and development	2,306	1,207	6,233	2,932
Selling, general and administrative	16,653	10,993	44,090	28,153
	18,959	12,200	50,323	31,085

Income (loss) from operations of continuing operations	(118)	1,219	3,458	542

Other expense, net	(1,100)	(405)	(1,156)	(1,763)

Income (loss) from continuing operations, before income taxes	(1,218)	814	2,302	(1,221)

Income tax benefit (expense)	376	(104)	(603)	(104)

Income (loss) from continuing operations	(842)	710	1,699	(1,325)

Discontinued operations:
Loss from operations of discontinued operations, net of income taxes of $75 and $672, for the three months and nine months ended September 30, 2014, respectively	—	(65)	—	(1,280)
Loss from discontinued operations	—	(65)	—	(1,280)

Net income (loss)	(842)	645	1,699	(2,605)

Other comprehensive income (loss)
Unrealized gain (loss) on investments available for sale	108	(30)	(40)	75

Comprehensive income (loss)	$(734)	$615	$1,659	$(2,530)

Basic income (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.02	$0.05	$(0.04)
Loss from discontinued operations	—	—	—	(0.04)
Basic income (loss) per share	$(0.02)	$0.02	$0.05	$(0.08)

Diluted income (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.02	$0.05	$(0.04)
Loss from discontinued operations	—	—	—	(0.04)
Diluted income (loss) per share	$(0.02)	$0.02	$0.05	$(0.08)

Weighted average common shares (basic)	34,444	34,314	34,404	34,243

Weighted average common shares (diluted)	34,444	34,662	34,900	34,243

Dividends declared per common share	$0.20	$—	$0.20	$—

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Unaudited

(amounts in thousands)

	Nine Months ended September 30,
	2015	2014
Cash flows from operating activities:
Continuing operations
Income (loss) from continuing operations	$1,699	$(1,325)
Adjustments to reconcile income (loss) from continuing operations to net cash used in operations of continuing operations:
Net realized and unrealized loss on trading securities	1,192	2,026
Net realized loss (gain) on investments available for sale	356	(120)
Depreciation and amortization	850	685
Non cash share-based payments	2,381	2,184
Provision for bad debts	150	(250)
Guaranteed payment related to trading securities	6,198	—
Changes in operating assets and liabilities:
Accounts receivable	(16,471)	(13,737)
Inventory	(4,285)	(6,911)
Other receivables	4,980	(343)
Prepaid expenses and other current assets	(517)	(45)
Accounts payable, accrued expenses, and other liabilities	414	4,434
Net cash used in operating activities of continuing operations	(3,053)	(13,402)
Discontinued operations
Loss from discontinued operations	—	(1,280)
Adjustments to reconcile loss from discontinued operations to net cash used in operations of discontinued operations:
Changes in operating assets and liabilities:
Accounts receivable and other current assets	—	91
Accounts payable and accrued expenses	—	(57)
Net cash used in operations of discontinued operations	—	(1,246)

Net cash used in operating activities	(3,053)	(14,648)

Cash flows from investing activities:
Purchases of property and equipment	(943)	(801)
Proceeds from sale of discontinued operations, net	—	15,000
Proceeds from sale of trading securities	4,520	—
Proceeds from sale of investments available for sale	135,548	10,354
Purchases of investments available for sale	(129,981)	(13,000)
Net cash provided by investing activities	9,144	11,553

Cash flows from financing activities:
Principal payments on capital lease obligations	(34)	(34)
Restricted cash	—	147
Proceeds from the exercise of options to purchase common stock	1,061	1,441
Common stock repurchased and retired	(554)	—
Windfall tax benefit from stock-based compensation	137	71
Net cash provided by financing activities	610	1,625

Net increase (decrease) in cash	6,701	(1,470)
Cash at beginning of period	2,208	2,416

Cash at end of period	$8,909	$946

Supplemental disclosure of cash flows information:
Cash paid for income taxes	$2,424	$—
Supplemental disclosure of non cash activities:
Cash dividends declared	6,890	—

Change in Accounting for Inventory Consignment Arrangement with PhysioRx, LLC

In consultation with the Company’s independent registered accounting firm, the Company determined to change the accounting for its inventory consignment arrangement with PhysioRx, LLC from an accrual basis of accounting to a cash basis of accounting.  This change will result in an increase in product revenues of approximately $0.8 million in the third quarter of 2015 and a decrease in product revenues of approximately $1.1 million in 2014.  The approximate $0.3 million difference between the $0.8 million increase in product revenues for the third quarter of 2015 and the $1.1 million decrease in product revenues in 2014 will not be included as an accounts receivable as of the end of the third quarter of 2015, but will be recorded as product revenue in future periods when and if such amounts are actually received.  The reason for this change in accounting for this particular contract is due to lack of sufficient evidence of the contractual arrangement to satisfy the applicable auditing standards, which is necessary to recognize revenue on an accrual basis under GAAP.   In the absence of sufficient evidence, the Company is required to account for this contract under the cash basis of accounting, which means that revenues are recognized when cash receipts are actually received.

The impact of this change on previously reported product revenues, cost of product revenues, income (loss) from continuing operations, net income (loss) and diluted income (loss) per share in the Company’s consolidated income statements and on trade accounts receivable, inventory and total stockholders’ equity on the Company’s balance sheet is shown below.

($ in thousands, except per share amounts)

	As Previously Reported					Adjustments					Preliminary Revised Amount
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014
Product revenues	$10,054	$13,290	$17,204	$19,319	$59,867	$—	$—	$—	$(1,072)	$(1,072)	$10,054	$13,290	$17,204	$18,247	$58,795
Cost of product revenue	2,212	2,924	3,785	4,250	13,171	—	—	—	(236)	(236)	$2,212	$2,924	$3,785	$4,014	12,935
Gross profit	7,842	10,366	13,419	15,069	46,696	—	—	—	(836)	(836)	$7,842	$10,366	$13,419	$14,233	45,860
Income (loss) from continuing operations	(611)	(1,428)	710	1,083	(246)	—	—	—	(836)	(836)	$(611)	$(1,428)	$710	$247	(1,082)
Net income (loss)	(1,365)	(1,885)	645	816	(1,789)	—	—	—	(836)	(836)	$(1,365)	$(1,885)	$645	$(20)	(2,625)
Diluted income (loss) per share	$(0.04)	$(0.05)	$0.02	$0.02	$(0.05)	$—	$—	$—	$(0.02)	$(0.02)	$(0.04)	$(0.05)	$0.02	$(0.00)	$(0.07)
Trade accounts receivable, net					$24,307				$(1,072)	$(1,072)					$23,235
Inventory					$10,924				$235	$235					$11,159
Total stockholders equity					$83,963				$(837)	$(837)					$83,126

	Percentage Change
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014
Product revenues	0.00%	0.00%	0.00%	-5.55%	-1.79%
Cost of product revenue	0.00%	0.00%	0.00%	-5.55%	-1.79%
Gross profit	0.00%	0.00%	0.00%	-5.55%	-1.79%
Income (loss) from continuing operations	0.00%	0.00%	0.00%	-77.19%	339.84%
Net income (loss)	0.00%	0.00%	0.00%	-102.45%	46.73%
Diluted income (loss) per share	0.00%	0.00%	0.00%	-120.73%	48.80%
Trade accounts receivable, net					-4.41%
Inventory					2.15%
Total stockholders equity					-1.00%

The preliminary revisions set forth in the table above are based on currently available information and are subject to change during the course of the Company’s continued review of these revisions, including during the preparation of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.  Until the process is complete, additional information may become available which could cause the Company’s preliminary revisions to change.